SECURITIES AND EXCHANGE COMMISSION
			     WASHINGTON, D.C. 20549

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				    FORM 8-K

				 CURRENT REPORT
		     PURSUANT TO SECTION 13 OR 15(d) OF THE
			 SECURITIES EXCHANGE ACT OF 1934


	 Date of Report (Date of earliest event reported): March 25, 1999


		    LifeStyle Furnishings International Ltd.
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	     (Exact Name of Registrant as Specified in its Charter)


	     Delaware                   333-11905            56-1977928
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   (State or Other Jurisdiction     (Commission File       (IRS Employer
       of Incorporation)               Number)         Identification No.)


			      4000 Lifestyle Court
			High Point, North Carolina 27265
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	      (Address of Principal Executive Offices)(Zip Code)


       Registrant's telephone number, including area code (336)-878-7000
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				 Not Applicable
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	 (Former Name or Former Address, if Changed Since Last Report)


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Item 5.   Other Events

FOR IMMEDIATE RELEASE                             CONTACT:  Ronald J. Hoffman


		      LifeStyle Furnishings International
		   Amends the Terms of its Debt Tender Offer
			   and Consent Solicitation


High Point, North Carolina; March 24, 1999 - LifeStyle Furnishings International Ltd. ("LFI") announced today that LFI has amended the terms of its previously announced tender offer and consent solicitation for its 10 7/8% Senior Subordinated Notes due 2006 (the "Notes"). As more fully described in the supplement to the offer to purchase, LFI has waived the condition to the offer that it consummate an initial public offering (and no such offering will be consummated prior to the scheduled expiration of the offer), but the offer remains subject to certain other conditions. The consideration provided for in the offer remains unchanged.

The amended offer will expire at 5:00 p.m., New York City time, on Thursday, April 8, 1999, unless extended. The consent date is April 8, 1999.

Holders of Notes who have previously tendered their Notes need take no action in order to accept the amended offer. Tendered Notes may be withdrawn and consents may be revoked at any time on or prior to 5:00 p.m., New York City time, on April 8, 1999 (unless the offer is extended), but not thereafter.

Additional information concerning the terms of the amended tender offer and consent solicitation, as well as copies of the supplement to the offer to purchase, may be obtained from the Merrill Lynch Liability Management Group, the Dealer Manager for the offer, at (212) 449-4914, or D.F. King, the Information Agent, at (800) 628-8532.

LifeStyle Furnishings International Ltd. is the largest manufacturer and marketer of home furnishings products in the U.S., with 1998 sales of approximately $2.0 billion. LifeStyle leadership brands include Beacon Hill(R), BenchCraft(R), Berkline(R), Drexel Heritage(R), Henredon(R), LaBarge(R), Lexington(R), Maitland-Smith(TM), Robert Allen(TM)/Ametex(TM), Sunbury(TM) and Universal(R).


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				   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


				     LIFESTYLE FURNISHINGS INTERNATIONAL LTD.


				     By:   /s/ Douglas C. Barnard
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					Name:  Douglas C. Barnard
					Title: Vice President, General
						 Counsel and Secretary

Date: March 25, 1999